UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On October 28, 2011, First Mariner Bancorp issued a press release announcing its financial results for the three and nine months ended September 30, 2011.  A copy of the press release dated October 28, 2011 is attached to this Report as Exhibit 99.1 and is furnished herewith.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of  the “Exchange Act,” or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)   On October 27, 2011, the Company’s wholly owned subsidiary, First Mariner Bank (the “Bank”) was notified by the Bank’s President, Daniel McKew, that Mr. McKew will resign to pursue another professional opportunity effective November 4, 2011.

(b)   Effective November 4, 2011, Mark Keidel, currently the Company’s President and Chief Operating Officer and the Bank’s Chief Operating Officer, will succeed Mr. McKew as President of the Bank.  Mr. Keidel became President and Chief Operating Officer of the Company and Chief Operating Officer of the Bank in May 2009. He joined the Bank as Executive Vice President and Chief Financial Officer in 2000. Prior to that, he served as the Chief Financial Officer of Carroll County Bank and Mason-Dixon Bancshares, Inc. Mason-Dixon Bancshares, Inc. was a $1.2 billion multibank holding company headquartered in Westminster, Maryland that was acquired by BB & T Corporation in 1999. Mr. Keidel has been a Certified Public Accountant since 1992 and graduated from the Bank Administration Institute Financial School in 1991. No plan, contract or arrangement to which Mr. Keidel is a party is being entered into or modified, and Mr. Keidel is not receiving a grant or award, in connection with his appointment as President of the Bank.

Item 9.01   Financial Statements and Exhibits

Exhibits

Number      Description

99.1      Press Release dated October 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: November 2, 2011	By:	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer